UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 18, 2005

Commission File Number 0-16305

INTERNATIONAL ELECTRONICS, INC.

(Exact name of small business issuer as specified in its charter)

MASSACHUSETTS	04-2654231
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

427 Turnpike Street, Canton, Massachusetts 02021

(Address of principal executive offices, including zip code)

(781) 821-5566

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3.01 NOTICE OF DELISTING

Although International Electronics, Inc. (“IEI” or “Company”) has not received any notice from Nasdaq with respect to being delisted from Nasdaq, IEI discovered on July 14, 2005 that it was not able to trade on Nasdaq and discovered that it was being traded in the pink sheets. As a result, IEI believes that it has been delisted from Nasdaq and that it will no longer be traded on Nasdaq because IEI was not in compliance with Nasdaq marketplace rule 4310(c)(2)(B) which requires IEI to have a minimum of $2,500,000 in stockholders equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2005	INTERNATIONAL ELECTRONICS, INC.

	By:	/s/ John Waldstein
John Waldstein
President, Chief Executive Officer,
Chief Financial Officer and Treasurer